Exhibit 99.1

Zhongpin Inc.
Room 902, Building F, Phoenix Place, A5 Shuguangxili, Chaoyang District, Beijing, China 100028,

telephone +86 10 8455 4188 extension 106, ir@zhongpin.com	page 1

Zhongpin Changes Location of its 2012 Annual Meeting of Stockholders

CHANGGE and BEIJING, China, June 21, 2012 /PRNewswire-Asia-FirstCall/ -- Zhongpin Inc. (“Zhongpin”, NASDAQ: HOGS), a leading meat and food processing company in the People's Republic of China, today announced that it has changed the location of its 2012 Annual Meeting of Stockholders to be held on Wednesday, June 27, 2012, starting at 10:00 a.m. in Beijing. The day and time of the meeting remain unchanged.

The new location for the meeting is in the Han and Song Meeting Room, Level B1, Novotel Hotel, No.5, Shuguangxili, Chaoyang District, Beijing, China 100028. The location was changed from Zhongpin’s nearby office to accommodate a larger number of shareholders.

About Zhongpin

Zhongpin Inc. is a leading meat and food processing company that specializes in pork and pork products, vegetables, and fruits in China. Its distribution network in China covers 20 provinces plus Beijing, Shanghai, Tianjin, and Chongqing and includes 3,438 retail outlets as of March 31, 2012. Zhongpin's export markets include Europe, Hong Kong, and other countries in Asia. For more information about Zhongpin, please visit Zhongpin's website at http://www.zpfood.com.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)

Director of Investor Relations

Telephone +86 10 8455 4188, extension 106 in Beijing

ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)

Chief Financial Officer

Telephone +86 10 8455 4388 in Beijing

warren.wang@zhongpin.com

Zhongpin Inc.
Room 902, Building F, Phoenix Place, A5 Shuguangxili, Chaoyang District, Beijing, China 100028,

telephone +86 10 8455 4188 extension 106, ir@zhongpin.com	page 2

Christensen

Mr. Julian (Yujia) Zhao (English and Chinese)

Telephone +86 10 5826 4727 in Beijing

yzhao@christensenir.com

Mr. Tom Myers (English)

Telephone +86 139 1141 3520 in Beijing

tmyers@christensenir.com

Source: Zhongpin Inc.

www.zpfood.com